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Exhibit A

JOINT FILING UNDERTAKING

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated: October 9, 2012

RICHARD C. BLUM & ASSOCIATES, INC.		BLUM CAPITAL PARTNERS, L.P.
		By:	Richard C. Blum & Associates, Inc.
its General Partner

By:	/s/ Gwen G. Reinke	By:	/s/ Gwen G. Reinke
	Gwen G. Reinke		Gwen G. Reinke
	Partner, General Counsel & Chief Compliance Officer		Partner, General Counsel & Chief Compliance Officer

BLUM STRATEGIC GP IV, L.L.C.		BLUM STRATEGIC GP IV, L.P.
		By:	Blum Strategic GP IV, L.L.C.
its General Partner

By:	/s/ Gwen G. Reinke	By:	/s/ Gwen G. Reinke
	Gwen G. Reinke		Gwen G. Reinke
	Member		Member

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